UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2005

LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 554-1421

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2005, Lance, Inc. (the “Company”) announced that its Board of Directors appointed David V. Singer as President and Chief Executive Officer of the Company. In connection with his appointment as President and Chief Executive Officer, Mr. Singer and the Company have entered into an Executive Employment Agreement dated May 11, 2005 (the “Employment Agreement”), a Compensation and Benefits Assurance Agreement dated May 11, 2005 (the “Benefits Assurance Agreement”) and a Restricted Stock Unit Award Agreement dated May 11, 2005 (the “Award Agreement”). Mr. Singer has been a director of the Company since 2003.

The Employment Agreement provides that Mr. Singer will receive an initial base salary of $500,000, specified annual incentive opportunities, including a guaranteed cash bonus for 2005, and long-term incentive awards including stock options and long-term incentive opportunities. Under the Benefits Assurance Agreement, Mr. Singer will receive certain benefits in the event of a Change in Control (as defined in the Benefits Assurance Agreement) of the Company including a lump sum payment equal to three times base salary plus target bonus. Pursuant to the Award Agreement, Mr. Singer was granted 300,000 restricted stock units, each of which are equivalent to one share of Common Stock of the Company with 150,000 units settled in Common Stock of the Company and the balance in cash. The restricted stock units vest in five years with early vesting in certain circumstances. He will receive additional restricted stock units equivalent to dividends payable on the Common Stock of the Company. The dividend units are settled in cash.

The foregoing summaries of the terms of Mr. Singer’s agreements are qualified in their entirety by reference to the Employment Agreement which is attached hereto as Exhibit 10.1, the Benefits Assurance Agreement which is attached hereto as Exhibit 10.2 and the Award Agreement which is attached hereto as Exhibit 10.3, each of which agreements is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2005, the Company announced that its Board of Directors appointed David V. Singer as President and Chief Executive Officer of the Company effective May 11, 2005. Mr. Singer is succeeding Paul A. Stroup III, whose employment as Chairman, President and Chief Executive Officer of the Company terminated on May 11, 2005.

Mr. Singer, 49, has been a director of the Company since 2003. Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Singer held several senior management positions with Coca-Cola Bottling Co. Consolidated, a beverage manufacturing and distribution company, including Executive Vice President and Chief Financial Officer since 2001, Vice President and Chief Financial Officer from 1987 to 2001 and Vice President and Treasurer from 1986 to 1987.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Singer entered into the Employment Agreement, Benefits Assurance Agreement and Award Agreement. The material terms of such agreements are described under Item 1.01 of this Form 8-K and such descriptions are incorporated herein by reference.

The Board of Directors of the Company also elected W. J. (Bill) Prezzano as non-executive Chairman of the Board of Directors. Mr. Prezzano was previously the Lead Independent Director of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
10.1	Executive Employment Agreement dated May 11, 2005 between the Company and David V. Singer

10.2	Compensation and Benefits Assurance Agreement dated May 11, 2005 between the Company and David V. Singer

10.3	Restricted Stock Unit Award Agreement dated May 11, 2005 between the Company and David V. Singer

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.
Date: May 16, 2005	By:	/s/ B. Clyde Preslar
B. Clyde Preslar
Vice President, Chief Financial Officer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
May 11, 2005	0-398

LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Executive Employment Agreement dated May 11, 2005 between the Company and David V. Singer

10.2	Compensation and Benefits Assurance Agreement dated May 11, 2005 between the Company and David V. Singer

10.3	Restricted Stock Unit Award Agreement dated May 11, 2005 between the Company and David V. Singer